Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony F. Crudele and Benjamin F. Parrish, Jr., and each of them, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments related to Tractor Supply Company’s (1) Registration Statement on Form S-8 (File No. 333-10699) pertaining to the Tractor Supply Company 1996 Associate Stock Purchase Plan, (2) Registration Statement on Form S-3 (File No. 333-35317) pertaining to the Tractor Supply Company Restated 401(k) Retirement Plan, (3) Registration Statement on Form S-8 (File No. 333-80619) pertaining to the Tractor Supply Company 1994 Stock Option Plan, (4) Registration Statement on Form S-8 (File No. 333-102768) pertaining to the Tractor Supply Company 2000 Stock Incentive Plan, (5) Registration Statement on Form S-8 (File No. 333-136502) pertaining to the Tractor Supply Company 2006 Stock Incentive Plan and (6) Registration Statement on Form S-8 (File No. 333-160968) pertaining to the Tractor Supply Company 2009 Stock Incentive Plan, or any Registration Statements for the same offerings that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his or her substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Johnston C. Adams Johnston C. Adams	Director	February 24, 2012
/s/ William Bass William Bass	Director	February 24, 2012
/s/ Peter D. Bewley Peter D. Bewley	Director	February 23, 2012
/s/ Jack C. Bingleman Jack C. Bingleman	Director	February 23, 2012
/s/ Richard W. Frost Richard W. Frost	Director	February 24, 2012
/s/ Cynthia T. Jamison Cynthia T. Jamison	Director	February 27, 2012
/s/ George MacKenzie George MacKenzie	Director	February 24, 2012
/s/ Edna K. Morris Edna K. Morris	Director	February 25, 2012